Exhibit 99.1

Digital World Acquisition Corporation Confirms Extension

of Deadline to Complete Initial Business Combination

Miami, FL, February 28, 2023 (GLOBE NEWSWIRE) – Digital World Acquisition Corporation (NASDAQ: DWAC) (the “Company”) extended the date by which the Company has to complete its initial business combination from March 8th, 2023, to June 8th, 2023 (the “Extension”). The Extension is the third of four three-month extensions permitted under the Company’s governing documents.

Patrick Orlando, CEO of Digital World, stated, “As a result of the support from the stockholders which provided for up to four three-month extensions to provide additional time to continue working diligently on the potential business combination, we are happy to exercise the third of such three-month extensions.”

About Digital World Acquisition Corp.

Digital World (Nasdaq: DWAC) is a special purpose acquisition company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses.

Forward-Looking Statements

This press release may include, and oral statements made from time to time by representatives of the Company may include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements regarding possible business combinations and the financing thereof, and related matters, as well as all other statements other than statements of historical fact included in this press release are forward-looking statements. When used in this press release, words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions, as they relate to us or our management team, identify forward-looking statements. Such forward-looking statements are based on the beliefs of management, as well as assumptions made by, and information currently available to, the Company’s management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors detailed in the Company’s filings with the Securities and Exchange Commission (“SEC”). All subsequent written or oral forward-looking statements attributable to us or persons acting on our behalf are qualified in their entirety by this paragraph. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s registration statement and prospectus for the Company’s initial public offering filed with the SEC. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Contact Information

Investor Relations:

Name: Alex Cano

Email: info@dwacspac.com